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                                                                     EXHIBIT 4.8

                             SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of October 15, 1999, by and between SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation (the "Company"), the Guarantors and THE BANK OF NEW YORK, a banking organization organized under the laws of New York, as trustee (the "Trustee").

                                   WITNESSETH:

                  WHEREAS, in accordance with Section 9.02 of the Indenture, relating to the 11% Senior Notes due 2004, Series B (the "Notes") of the Company, dated as of March 15, 1997, by and between the Company, the Guarantor Subsidiaries and the Trustee (the "Indenture"), the Trustee, the Guarantor Subsidiaries, the Company and the Holders of more than a majority in principal amount of the Notes outstanding as of the date hereof desire to amend certain terms of the Indenture as described below (the "Proposed Amendments"); and

                  WHEREAS, the Company intends to consummate a series of reorganization transactions (collectively, the "Reorganization") designed to simplify its corporate and capital structure, which include among other transactions: (i) the redesignation of the Company's previously outstanding shares of Class A Common Stock into shares of currently outstanding Class B Common Stock and the fifty-to-one stock split of the Company's Class B Common Stock; (ii) an initial public offering of the Company's Class A Common Stock, par value $.0001 per share (the "IPO"), as described in the registration statement on Form S-1 originally filed on August 18, 1999 (Registration No. 333-85499), as amended, with the Securities and Exchange Commission (the "Commission"); (iii) a public offering by the Company of $235.0 million aggregate principal amount of its senior subordinated notes due 2009 (the "Debt Offering"), as described in the registration statement on Form S-1 originally filed on August 18, 1999 (Registration No. 333-85519), as amended, with the Commission; (iv) the use by the Company of the net proceeds of the IPO to redeem its 14 1/4% Senior Exchangeable Preferred Stock; and (v) a concurrent tender offer for the Company's 12 1/2% Senior Notes due 2002 (the "12 1/2% Notes").

                  WHEREAS, the Company has solicited (the "Solicitation") consents from the Holders to the amendments contained in this Supplemental Indenture and the Company has received consents from Holders of more than a majority in principal amount of the Notes outstanding as of the date hereof; and

                  WHEREAS, the Board of Directors of the Company has authorized this Supplemental Indenture; and

                  WHEREAS, concurrent with the Solicitation, the Company has offered to purchase for cash any and all of the outstanding Notes from the Holders thereof upon the terms

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and conditions set forth in the Offer to Purchase and Consent Solicitation
Statement dated September 30, 1999, as amended from time to time (the "Offer"); and

                  WHEREAS, it is intended that this Supplemental Indenture become effective upon acceptance for purchase by the Company pursuant to the Offer of the Notes tendered into the Offer; and

                  WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done:

                  NOW, THEREFORE, the parties hereto agree as follows:

                  SECTION 1. Certain Terms Defined in the Indenture. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

                  SECTION 2. Deletion of Certain Definitions. The following definitions in Section 1.01 of the Indenture are hereby deleted in their entirety:

                  Acquisition Indebtedness
                  Affiliate Transaction
                  Attributable Debt
                  Bank Indebtedness
                  Capitalized Lease Obligations
                  Certificate of Designation
                  Consolidated Interest Expense
                  Consolidated Net Income
                  Credit Facility
                  EBITDA
                  Exchange Debentures
                  fair market value
                  FCC
                  Independent Financial Advisor
                  Infinity Note
                  Investments
                  Net income
                  Old Warrants
                  Permitted Investments
                  Permitted Liens
                  Property
                  Ratio Indebtedness
                  Redeemable Dividend
                  Refinancing Indebtedness

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                  Restricted Payment
                  Sale and Leaseback Transaction
                  Senior Preferred Stock
                  Temporary Cash Investments
                  Warrants
                  Wholly Owned Subsidiary

                  SECTION 3. Amendment of Certain Definitions. The following definition in Section 1.01 of the Indenture shall be amended as indicated:

                  Guarantee. The text of the definition of Guarantee is hereby restated to read in its entirety as follows:

                  "Guarantee" means an unconditional guarantee
                     executed by an Unrestricted Subsidiary.

                  SECTION 4. Waiver of Application of Covenants. Subject to
Section 9(b) hereof, the application of the covenants contained in the Indenture is hereby waived to the extent required to effect the Reorganization that is consummated substantially concurrently with the consummation of the Offer (the "Waiver").

                  SECTION 5. Deletion of Certain Covenants. The text of Sections
4.03 (Limitation on Additional Indebtedness), 4.04 (Limitation on Restricted Payments), 4.05 (Corporate Existence), 4.06 (Payment of Taxes and Other Claims),
4.07 (Maintenance of Properties and Insurance), 4.08 (Compliance Certificate; Notice of Default), 4.09 (Compliance with Laws), 4.10 (SEC Reports), 4.11 (Waiver of Stay, Extension or Usury Laws), 4.13 (Limitation on Investments),
4.14 (Limitation on Preferred Stock of Restricted Subsidiaries), 4.15 (Limitation on Liens), 4.18 (Limitations on Transactions with Affiliates), 4.19 (Limitation on Creation of Subsidiaries), 4.20 (Limitation on Capital Stock of Restricted Subsidiaries), 4.21 (Lines of Business), 4.22 (Payment for Consent) and 4.23 (Limitation on Sale and Lease-Back Transactions) of the Indenture is hereby deleted in its entirety and is hereby replaced, in each such Section, with "[Intentionally Deleted by Amendment]."

                  SECTION 6. Deletion of Certain Restrictions with Respect to Mergers and Consolidations. The text of Sections 5.01(a)(ii) and 5.01(c)(iv) (Limitations on Mergers and Consolidations) of the Indenture are hereby deleted in their entirety and replaced with "[Intentionally Deleted by Amendment]."

                  SECTION 7. Deletion of Certain Events of Default. The text of paragraphs (3), (4) and (7) of Section 6.01 of the Indenture are hereby deleted in their entirety and are hereby replaced with "[Intentionally Deleted by Amendment]." Any reference to the text "or any Restricted Subsidiary" in paragraphs 6.01(5) and (6) is hereby deleted in its entirety.

                  SECTION 8. Deletion of Certain Cross-References. Any reference to Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14,
4.15, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 5.01(a)(ii), 5.01(c)(iv), 6.01(3),
6.01(4) and 6.01(7) in the Indenture is hereby deleted.

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                  SECTION 9. Effect of Supplemental Indenture. (a) Upon the
execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby, as hereby amended and supplement; provided, however, the Proposed Amendments, except as described in (b) with respect to the Waiver, shall not become operative until the Company has notified the Trustee that it has accepted for payment at least a majority of the outstanding principal amount of the Securities pursuant to the offer to purchase for cash any and all of the Notes, (and at such time the Proposed Amendments shall automatically become operative without the requirement of any further action by or notice to the Company, the Guarantor Subsidiaries, the Trustee or any Holder of Securities).

                  (b) The Waiver shall become operative immediately upon execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee. However, if the Offer is terminated or withdrawn or the tendered Notes are not accepted for payment pursuant to the Offer, the Waiver will cease to be operative.

                  SECTION 10. Governing Law. This Supplemental Indenture shall be governed by the laws of the State of New York.

                  SECTION 11. Counterparts. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


                           [Signature pages to follow]

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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                      SPANISH BROADCASTING SYSTEM, INC.
                                      a Delaware corporation


                                      By:      /S/ Joseph A. Garcia
                                               _________________________________
                                               Name:  Joseph A. Garcia
                                               Title: Chief Financial Officer


                                      SPANISH BROADCASTING SYSTEM, INC.
                                      a New Jersey corporation


                                      By:      /s/ Joseph A. Garcia
                                               _________________________________
                                               Name:  Joseph A. Garcia
                                               Title: Chief Financial Officer


                                      SPANISH BROADCASTING SYSTEM OF
                                      CALIFORNIA, INC.


                                      By:      /s/ Joseph A. Garcia
                                               _________________________________
                                               Name:  Joseph A. Garcia
                                               Title: Chief Financial Officer


                                      SPANISH BROADCASTING SYSTEM OF
                                      FLORIDA, INC.


                                      By:      /s/ Joseph A. Garcia
                                               _________________________________
                                               Name:  Joseph A. Garcia
                                               Title: Chief Financial Officer

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                                      SPANISH BROADCASTING SYSTEM
                                      NETWORK, INC.


                                      By:      /s/ Joseph A. Garcia
                                               _________________________________
                                               Name:  Joseph A. Garcia
                                               Title: Chief Financial Officer


                                      SBS PROMOTIONS, INC.


                                      By:      /s/ Joseph A. Garcia
                                               _________________________________
                                               Name:  Joseph A. Garcia
                                               Title: Chief Financial Officer


                                      ALARCON HOLDINGS, INC.


                                      By:      /s/ Joseph A. Garcia
                                               _________________________________
                                               Name:  Joseph A. Garcia
                                               Title: Chief Financial Officer


                                      SBS OF GREATER NEW YORK, INC.


                                      By:      /s/ Joseph A. Garcia
                                               _________________________________
                                               Name:  Joseph A. Garcia
                                               Title: Chief Financial Officer


                                      SPANISH BROADCASTING SYSTEM OF
                                      ILLINOIS, INC.


                                      By:      /s/ Joseph A. Garcia
                                               _________________________________
                                               Name:  Joseph A. Garcia
                                               Title: Chief Financial Officer

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                                      SPANISH BROADCASTING SYSTEM OF
                                      GREATER MIAMI, INC.


                                      By:      /s/ Joseph A. Garcia
                                               _________________________________
                                               Name:  Joseph A. Garcia
                                               Title: Chief Financial Officer


                                      SPANISH BROADCASTING SYSTEM OF
                                      SAN ANTONIO, INC.


                                      By:      /s/ Joseph A. Garcia
                                               _________________________________
                                               Name:  Joseph A. Garcia
                                               Title: Chief Financial Officer


                                      SPANISH BROADCASTING SYSTEM OF
                                      PUERTO RICO, INC. a Delaware corporation


                                      By:      /s/ Joseph A. Garcia
                                               _________________________________
                                               Name:  Joseph A. Garcia
                                               Title: Chief Financial Officer


                                      SPANISH BROADCASTING SYSTEM OF PUERTO
                                      RICO, INC. a Puerto Rico corporation


                                      By:      /s/ Joseph A. Garcia
                                               _________________________________
                                               Name:  Joseph A. Garcia
                                               Title: Chief Financial Officer


                                      JUJU MEDIA, INC.


                                      By:      /s/ Joseph A. Garcia
                                               _________________________________
                                               Name:  Joseph A. Garcia
                                               Title: Chief Financial Officer

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                                      THE BANK OF NEW YORK, as Trustee


                                      By:      /s/ Walter N. Gitlin
                                               _________________________________
                                               Name:  Walter N. Gitlin
                                               Title: Vice President